UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2010

SAN WEST, INC.
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation or organization)

0-28413 (Commission File Number)	77-0481056 (IRS Employer Identification No.)
10350 Mission Gorge Road, Santee, California (principal executive offices)	92069 (Zip Code)

(714) 724 3355
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.

Entry into a Material Definitive Agreement.

On February 4, 2010, San West, Inc. (“San West”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Gemini Master Fund, Ltd. (“Gemini”), whereby San West agreed to issue and sell, and Gemini agreed to purchase, upon the terms and conditions contained in the Securities Purchase Agreement, a convertible note (the “Note”), attached as Exhibit A to the Securities Purchase Agreement, with an aggregate original principal amount equal to the Purchaser’s Subscription Amount, which Note shall (i) bear interest at 10% per annum, (ii) be convertible into shares of common stock as set forth in the Note, and (iii) have a maturity date of February 1, 2011.

The Securities Purchase Agreement incorporates by reference, as if set forth therein in its entirety and including without limitation all terms, conditions and provisions set forth therein, the PipeFund Services Organization Standard Transaction Document labeled GTC 1-10 (General Terms and Conditions) available and accessible at www.pipefund.com (“PST Document GTC”); provided, however, that to the extent any of the terms, conditions or provisions of the Agreement (without such incorporation) contradict or conflict with the terms, conditions or provisions of PST Document GTC, the Agreement shall control.

The registrant agrees to issue and sell, and the Purchaser agrees to purchase, in consideration for payment by the Purchaser of its Subscription Amount indicated on the Purchaser’s signature page to the Agreement, upon the terms and conditions contained in this Securities Purchase Agreement, the Note.

A copy of the Securities Purchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On February 17, 2010, Richard Gonzales, age 31, was elected to the board of directors of the registrant.  Mr. Gonzales was an addition to the board of the registrant, bringing the total number of directors to three.

There is no arrangement or understanding between Mr. Gonzales and any other person pursuant to which he was or is to be selected as a director or officer of the registrant.  Mr. Gonzales has not been named to any committees of the board of directors of the registrant, or at the time of this disclosure is expected to be, named.  There is no family relationship between Mr. Gonzales or any other officer or director of the registrant.  In consideration of his efforts on behalf of the registrant, 5,000,000 shares of the common stock of the registrant will be issued to Mr. Gonzales.

Mr. Gonzales has served as Air Traffic Controller for the FAA and the US Navy.  His education foundation is with Embry Riddle University with a Major in Professional Aeronautics and Minor in Airport Management.  Since 2004, Mr. Gonzales has focused on the market for on-line sales, particularly off-road and sport vehicles.

From 2005 to 2009, Mr. Gonzales opened and quickly grew www.countyimports.com a/k/a www.countrymotorsports.com to a multi million dollar sales enterprise that consisted of two brick and mortar locations, and one logistics warehouse as well as the second largest online motorsports entity in the market.

In 2009, Mr. Gonzales merged www.countyimports.com with the registrant.

In his experience, Mr. Gonzales has managed as many as 100 individuals in all and as many as 35 individuals at one time  in all aspects of responsible and professional work environment.

Other as described in this report, Mr. Gonzales and the registrant have not entered into, adopted, amended, modified, or otherwise commenced a material compensatory plan, contract or arrangement (whether or not written), as to which Mr. Gonzales participates or is a party, nor has there been any material grant or award under any such plan, contract or arrangement to Mr. Gonzales.

To the extent that any information called for in this Item 5.02 is not determined or is unavailable at the time of this filing, the registrant will file an amendment to this filing containing such information within four business days after the information is determined or becomes available.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Identification of Exhibit
10.1*	Securities Purchase Agreement between San West, Inc. and Gemini Master Fund, Ltd. dated February 4, 2010.

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*

Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2010	SAN WEST, INC.

By /s/ Frank J. Drechsler
Frank J. Drechsler, Chief Executive Officer

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